EXHIBIT 10.10

                          FIRST LONDON CORPORATION
                            2603 Fairmount Street
                             Dallas, Texas 75201

(214) 220-0690                               Member NASD * SIPC
(800) 210-2251



July 31, 2002



William J. Armanino, Chairman of the Board & CEO
Armanino Foods of Distinction, Inc.
30588 San Antonio Street
Hayward, CA 94544

RE:  Financial Advisory and Investment Banking Services

Dear Mr. Armanino:

This letter outlines the terms upon which First London Securities Corporation ("FLSC") proposes to be engaged by Armanino Foods of Distinction, Inc. (the "Company") to furnish Financial Advisory Services to the Company as described below:

                      I.  Financial Advisory Services

Section 1.  Services Provided by FLSC

     (i) Complete a due diligence file of the Company's business, operations, properties, financial condition, management and strategic direction of the Company, as well as make suggestions on how the Company might enhance any of the above;
    (ii) Assist the Company in the development of relationships with the investment community, including potential and current market makers, potential investors and research analysts;
   (iii) Help the Company develop strategies that may enhance shareholder value;
    (iv) Analyze and advise the Company on the merits and pricing of any debt and or equity capital to be raised;
     (v)  Be available for any other consultations that the Company desires.

Section 2.  Term of Engagement

The term of the FLSC's engagement shall be from the date of this Agreement (the "Initial Term") for a total of six (6) months. Notwithstanding the foregoing, either party may terminate this Agreement at any time upon ten (10) days written notice to the other party. In which event either party will have any further obligations hereunder, except for any unpaid amounts under Section 3 and 4 below.


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Section 3.  Fees

A total fee of $18,000 shall be paid to FLSC as a result of the terms described herein, of which $3,000 shall be payable to FLSC via wire transfer or company check upon signing of this Letter of Intent, with the additional $15,000 payable in five equal installments of $3,000 through December 2002.

Section 4.

In addition to the engagement fees in paragraph 3, the Company agrees to reimburse FLSC on a monthly basis for pre-approved reasonable travel and out-of-pocket expenses incurred by FLSC or their respective counsel with regard to rendering services hereunder, including but not limited to, airfare, hotel and other expenses in connection with visiting the Company which may include a due diligence trip to the Company's headquarters by FLSC and it's counsel, and expenses incurred in connection with any road show or other presentations or marketing efforts made on behalf of the Company by FLSC.

                       II.  Representation by the Company

The Company represents that all information provided to FLSC in connection with the services to be performed under this Agreement will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading (the "Information").

                                 III.  General

This Agreement may not be amended or modified except in writing and signed by FLSC and the Company, and shall be governed by and construed in accordance with the laws of the State of Delaware and all obligations shall be performed in the appropriate County where the Company operates. This Agreement is binding upon and inures to the benefit of the parties hereto and the FLSC Indemnities.

Delivered herewith are two identical copies of this letter. If the foregoing accurately reflects our mutual agreement with respect to the matters set forth herein, please confirm your agreement to the foregoing by signing both of the enclosed copies of this letter and returning to us one executed copy of this letter overnight express delivery.

We appreciate the opportunity to work with you and we look forward to a successful transaction as a continuation of our mutually beneficial relationship.

FIRST LONDON SECURITIES CORPORATION


By:/s/ Douglas R. Nichols
   Douglas R. Nichols, President

Agreed to and accepted as of the date first above written.

ARMANINO FOODS OF DISTINCTION, INC.

By:/s/ William Armanino
   William Armanino, CEO and Chairman of the Board

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